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                  AGREEMENT made November 21, 1995, between PARADIGM
ENTERTAINMENT Co., a Delaware corporation ("Paradigm"), and LOU FALCIGNO ("Falcigno").

                                 R E C I T A L S

                  Paradigm desires to retain Falcigno's experience and abilities in connection with the operation of the business conducted by Paradigm and has offered to engage Falcigno to render consultative and advisory services to it, and

                  Falcigno desires to accept such engagement, upon the terms and conditions set forth below.

                  NOW, THEREFORE, it is agreed as follows:

                                A G R E E M E N T

                  1. TERM AND DUTIES.

                  (a) Paradigm hereby engages Falcigno for a period beginning on November 21, 1995, and ending on November 20, 1998, as a general advisor and consultant to management on matters pertaining to Paradigm's business. Falcigno shall devote so much of his time, attention and energies as he shall deem reasonable required to perform his duties hereunder, subject to his availability, reasonable vacations compatible with his position and with due regard to the preservation of his health. It is understood that Falcigno's duties are to be conducted in the City and State of New York.

                  (b) Paradigm may only terminate Falcigno's engagement for Cause (as defined below) by giving written notice of termination to Falcigno as herein provided, and the date of termination of this Agreement will be the effective date of such notice. As used herein, "Cause" shall mean only Falcigno's conviction of a felony under federal or state law.

                  (c) Falcigno may terminate this Agreement either (i) in the event of a Change in Control (as hereinafter defined) of Paradigm, or (ii) for Good Reason (as hereinafter defined) by giving notice of termination to Paradigm (the "Executive Notice"). The date of termination of this Agreement pursuant to this Section l(c) shall be the effective date of such Executive Notice.

                  (d) In the event that this Agreement is terminated by Paradigm (except in the case of a termination for Cause) or by Falcigno pursuant to
Section 1(c) hereof, Paradigm will pay to Falcigno in a lump sum payment within 15 days of the date of termination an amount equal to the amount of compensation Falcigno would have received but for such termination for the remainder of the original term hereof.


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                  (e) Falcigno will not be required to mitigate the amount of any payment provided for in Section l(d) hereof by seeking other engagements or employment nor will the amount of any payment provided for in Section 1(d) be reduced by any compensation earned by Falcigno as the result of engagement or employment by another person or entity after the date of termination.

                  (f) For purposes of this Agreement, a "Change in Control" of Paradigm means (i) the sale by Paradigm of all or substantially all of its assets to a single purchaser or to a group of purchasers in related transactions; (ii) the merger or consolidation of Paradigm with a third party, as a result of which Paradigm is not the surviving entity (as defined in Rule 13d-3 under the Securities Exchange Act of 1934); or (iii) securities of Paradigm representing 33 1/3% or more of the combined voting power of the Paradigm's outstanding securities are sold or otherwise disposed of (other than pursuant to a private placement of securities on or before December 1, 1995 or a public offering of such securities) in one or a related series of transactions by Paradigm or current holders of such securities to a third person not affiliated with or controlled by such holder or holders.

                  (g) For purposes of this Agreement, termination of this Agreement by Falcigno for "Good Reason" means a termination:

                           (i) based on the assignment to Falcigno by the Board
of Directors of Paradigm of any duties inconsistent with his positions, duties, responsibilities and status as an senior management executive with Paradigm; or

                           (ii) based on failure of Paradigm to pay compensation
or other amounts due hereunder when due following written notice and ten (10) days to cure such default.

                  (h) Falcigno is currently employed on a full-time basis as chief executive officer of Momentum Enterprises and related companies (collectively, "Momentum") and intends to remain so employed. He may also be engaged from time to time hereafter by other companies It is acknowledged that Momentum is involved in the entertainment industry and may have interests in businesses similar to that of Paradigm. It is understood and agreed that in no event shall such employment of Falcigno by Momentum or any other company be deemed a conflict of interest with Falcigno's duties hereunder. It is further understood and agreed that such employment by Momentum or any other company shall severely limit the availability of Falcigno to Paradigm, and that such limited availability shall in no event be deemed a breach or default by him hereunder.


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                  2. DISABILITY WAIVER. Paradigm recognizes that Falcigno's past experience in the entertainment industry has created unique goodwill to Paradigm in the operation of its business. Paradigm desires to retain Falcigno's services and his other agreements herein set forth, even though Falcigno may become disabled or incapacitated. Accordingly, it is expressly understood that Falcigno's inability to render services to Paradigm because of absences, or temporary or permanent illness, disability, or incapacity, or for any other reasonable cause, shall not constitute a failure to perform his obligations hereunder and shall not be deemed a breach or default by him.

                  3. COMPENSATION.

                  (a) Paradigm shall pay to Falcigno, as full compensation for any and all services that Falcigno may render to Paradigm, the sum of $12,500 per month, to be paid quarterly or on the first day of each month during the term of this Agreement starting December 1, 1995 as he shall determine. It is agreed that the payment due on December 1, 1995, will be $16,666.66 (containing an adjustment for the term hereof occurring in November, 1995), and that the last payment hereunder will be likewise adjusted.

                  (b) Paradigm will reimburse Falcigno for all expenses reasonably incurred by Falcigno in connection with the performance by Falcigno of his duties (including business travel, which shall include business class air transportation, accommodations, and ground transportation for any travel outside of the City of New York and entertainment expenses), in accordance with Paradigm's policy with respect thereto as in effect from time to time.

                  4. DEATH BENEFIT. Should Falcigno die during the term of this Agreement, this Agreement shall terminate as of the last day of the month of his death. Paradigm shall, for a period of three months after Falcigno's death, pay to his legal representatives, or to his surviving widow (provided that Falcigno has so instructed Paradigm in writing prior to his death) the sum of $12,500, to be paid on the first day of each month during the three-month period. If Falcigno dies later than September 1. 1997, however, the $12,500 monthly payments to his legal representatives or widow, as the case may be, shall be made only until (and including) November 1, 1998.

                  5. RESTRICTIVE COVENANT. Falcigno agrees that during the term of employment, Falcigno shall promptly reveal to Paradigm's Board of Directors all material matters pertaining to Paradigm's business or interest. Falcigno shall not accept full-time employment from any other concern which is engaged as its principal business in a the manufacturing and distribution of recorded popular music unless he first resigns as a consultant to Paradigm and terminates this Agreement: provided, however, that the foregoing restriction shall not be deemed to prohibit Falcigno from (a) continuing in any business in which he is now involved or in which he held, directly or indirectly, any interest during the last three years, (b) continuing to work for Momentum, regardless of the business in which Momentum may be engaged.

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                  6. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Any judgment upon the award rendered in such arbitration may be entered in any court of competent jurisdiction. In the event the Falcigno prevails in any such proceeding, Paradigm will pay to Falcigno on demand all costs and expenses (including costs of investigation) incurred by Falcigno in connection therewith (including reasonable attorneys' fees).

                  7. WAIVER, MODIFICATION, OR CANCELLATION. Any waiver, alteration, or modification of any of the-provisions of this Agreement, or its cancellation or replacement, shall not be valid unless in writing and signed by the parties.

                  8. CONSTRUCTION. This Agreement shall be governed by the laws of the State of New York, without regard to principles of conflict of laws.

                  9. ASSIGNMENT. This Agreement shall inure to the benefit of and bind the parties and their respective legal representatives, successors, and assigns.

                  10. NOTICES. All notices, requests, demands an other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand, or when delivered if mailed by registered or certified mail, postage prepaid, or sent by private express mail to the respective addresses as follows:

                  If to Paradigm, to:       Paradigm Music Entertainment Co.
                                            67 Irving Place
                                            4th floor
                                            New York, NY 10003

                  If to Falcigno, to:       Momentum Enterprises
                                            67 Irving Place
                                            4th floor
                                            New York, NY 10003

or to such other addresses as a party hereto shall have designated by like notice to the other parties hereto.

                  11. ENTIRE AGREEMENT. This Agreement supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements.

                  12. NON-WAIVER. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.


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                  13. HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

                  14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                             PARADIGM MUSIC ENTERTAINMENT CO.


                             By:      ____________________________________
                                      Thomas McPartland, President

                                      ____________________________________
                                      Lou Falcigno

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